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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           TAYLOR CAPITAL GROUP, INC.
                              TAYC CAPITAL TRUST I
                              --------------------
           (Exact name of registrants as specified in their charters)

               DELAWARE                                          36-4108550
               DELAWARE                                          01-6209821
         --------------------                                 ----------------
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)


           350 EAST DUNDEE ROAD, SUITE 300, WHEELING, ILLINOIS, 60090
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   (Address of principal executive offices)                   (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|


Securities Act Registration Statement file numbers to which this form relates:

333-89158, 333-89158-01

Securities to be registered pursuant to Section 12(b) of the Act:

NONE

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.01 PER SHARE

___% CUMULATIVE TRUST PREFERRED SECURITIES (AND THE GUARANTEE WITH RESPECT THERETO)

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ITEM 1.   DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

     The securities to be registered hereby are (1) the common stock, par value $0.01 per share (the "Common Stock") of Taylor Capital Group, Inc. (the "Company") and (2) the ___% cumulative trust preferred securities (the "Trust Preferred Securities") of TAYC Capital Trust I (the "Trust"), and the guarantee with respect to the Trust Preferred Securities. The description of the Common Stock contained in the section captioned "Description of Capital Stock" in the Registration Statement on Form S-1 (Registration Nos. 333-89158 and 333-89158-01) of the Company and the Trust, filed with the Securities and Exchange Commission on May 24, 2002, as amended from time to time (the "Registration Statement"), is hereby incorporated herein by reference. The description of the Trust Preferred Securities contained in the sections of the Registration Statement captioned "Description of the Trust Preferred Securities", "Description of the Debentures", "Description of the Guarantee" and "Relationship among the Trust Preferred Securities, the Debentures and the Guarantee" is hereby incorporated herein by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description(s) and that are subsequently filed by the Company and the Trust are hereby incorporated herein by reference.


ITEM 2.   EXHIBITS.


Exhibit
Number    Description of Document
------    -----------------------

3.1* Form of Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc.
3.2*      Form of Amended and Restated Bylaws of Taylor Capital Group, Inc.
4.1* Certificate of Designation of the Series A 9% Noncumulative Perpetual Preferred Stock.
4.2* Form of certificate representing the Series A 9% Noncumulative Perpetual Preferred Stock.
4.3*      Form of certificate representing Taylor Capital Group, Inc. Common
          Stock.
4.4* Form of Indenture between Taylor Capital Group, Inc. and LaSalle Bank National Association, as trustee.
4.5*      Form of Junior Subordinated Debenture due 2032.
4.6*      Certificate of Trust of TAYC Capital Trust I.
4.7*      Trust Agreement of TAYC Capital Trust I.
4.8*      Form of Amended and Restated Trust Agreement of TAYC Capital Trust I.
4.9*      Form of Preferred Securities Guarantee Agreement.
4.10* Form of Agreement as to Expenses and Liabilities by and between Taylor Capital Group, Inc. and TAYC Capital Trust I.
4.11* Form of certificate representing TAYC Capital Trust I Trust Preferred Security.

*Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.



                                        TAYLOR CAPITAL GROUP, INC.


Date:  October 10, 2002                 By:  /s/ J. Christopher Alstrin
                                           ------------------------------------
                                           J. Christopher Alstrin
                                           Chief Financial Officer



                                        TAYC CAPITAL TRUST I


                                        By:  /s/ J. Christopher Alstrin
                                           ------------------------------------
                                           J. Christopher Alstrin
                                           Trustee